UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2019

Atlas Air Worldwide Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16545	13-4146982
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  914-701-8000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AAWW	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2019, Atlas Air Worldwide Holdings, Inc. (“AAWW” or the “Company”) issued a press release announcing the promotion of James A. Forbes to Executive Vice President and Chief Operating Officer of the Company, effective as of January 1, 2020 (the “Effective Date”). Mr. Forbes will succeed John W. Dietrich as Chief Operating Officer. As previously announced, Mr. Dietrich will assume the role of Chief Executive Officer on the Effective Date. A copy of the above-referenced press release is attached hereto as Exhibit 99 and incorporated herein by reference.

Mr. Forbes, age 62, did not enter into an employment agreement in connection with his promotion. As of the Effective Date, Mr. Forbes’ annual base salary will be $450,000. In addition, as of the Effective Date, Mr. Forbes’ target annual bonus opportunity will be 70% of his annual base salary.

Similar to the other senior executive officers of the Company, as of the Effective Date, Mr. Forbes will participate in the Benefits Program for Senior Executives (the “Benefits Program”). The Benefits Program provides for certain payments and benefits to our senior executive officers upon certain terminations of employment or certain other separations of service. For additional information regarding the Benefits Program, see Exhibit 10.4 of the Company’s Form 10-Q for the quarterly period ended September 30, 2019.

No arrangement or understanding exists between Mr. Forbes and any other person pursuant to which Mr. Forbes was selected as an officer of the Company. There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and Mr. Forbes. Mr. Forbes is not a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940. In addition, since the beginning of the Company's last fiscal year, there has been no transaction (or series of transactions), and there is no currently proposed transaction (or series of transactions), to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Forbes or any member of his immediate family had or will have a direct or material indirect interest.

Item 9.01	Financial Statements and Exhibits.

99 - Atlas Air Worldwide Holdings, Inc. press release, dated October 29, 2019, announcing the naming of James A. Forbes as Executive Vice President and Chief Operating Officer of the Company.

Exhibit Index

Exhibit No.	Description
99	Atlas Air Worldwide Holdings, Inc. press release, dated October 29, 2019, announcing the naming of James A. Forbes as Executive Vice President and Chief Operating Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

November 4, 2019	By:	/s/ Adam R. Kokas
		Name:	Adam R. Kokas
		Title:	Executive Vice President, General Counsel and Secretary